PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST ACTIVE DIVIDEND INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- February 15, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Active Dividend Income Fund (NYSE: FAV) intends to host a conference call with Aviance Capital Management, LLC ("Aviance"), the Fund's investment sub-advisor, on Tuesday, February 22, 2011 at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 37185463. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; International (706) 645-9291; and Passcode # 37185463. The replay will be available after the call until 11:59 P.M. Eastern Time on Tuesday, March 22, 2011.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $43 billion as of January 31, 2011 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FAV. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT:  JEFF MARGOLIN -- (630) 915-6784

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Source:  First Trust Advisors L.P.